UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Georgia Gulf Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GEORGIA GULF CORPORATION

115 Perimeter Center Place
Suite 460
Atlanta, Georgia  30346

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2007

To the Stockholders:

The Annual Meeting of Stockholders of Georgia Gulf Corporation will be held in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, on May 15, 2007 at 1:30 p.m. local time for the following purposes:

(1)         to elect three directors to serve for a term of three years;

(2)         to ratify the appointment of Deloitte & Touche LLP to serve as Georgia Gulf’s independent registered public accounting firm for the year ending December 31, 2007;

(3)         to consider approval and adoption of the Second Amended and Restated 2002 Equity and Performance Incentive Plan; and

(4)         to transact any other business as may properly come before the meeting.

The board of directors has fixed the close of business on March 26, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage prepaid envelope.

By Order of the Board of Directors

Joel I. Beerman
Vice President, General Counsel and Secretary

Dated: April 18, 2007

GEORGIA GULF CORPORATION

115 Perimeter Center Place
Suite 460
Atlanta, Georgia 30346

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2007

GENERAL

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Georgia Gulf Corporation on or about April 18, 2007 in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held on May 15, 2007 at 1:30 p.m. local time in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, and any adjournment of the meeting. Any stockholder who executes and delivers a proxy may revoke it at any time before its use by (i) giving written notice of revocation to our corporate secretary, (ii) executing a proxy bearing a later date, or (iii) appearing at the meeting and voting in person.

Unless otherwise specified, all shares represented by effective proxies will be voted in favor of:

•       election of the three nominees as directors;

•       ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007; and

•       approval and adoption of the Second Amended and Restated 2002 Equity and Performance Incentive Plan.

Our board of directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, proxies will be voted upon those matters in accordance with the judgment of the person or persons acting under the proxies.

We will pay the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited in person or by telephone or facsimile by our directors and officers, who will not receive additional compensation for these services. We have retained W.F. Doring & Co. to assist in the solicitation of proxies for a fee not to exceed $4,000. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

Only holders of record of outstanding shares of common stock of Georgia Gulf at the close of business on March 26, 2007 are entitled to notice of, and to vote at, the meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date. There were 34,395,910 shares of common stock outstanding and entitled to vote on March 26, 2007.

When the holders of at least 50% of the common stock, referred to as a quorum, are represented at the meeting, the vote of the holders of a majority of the common stock present in person or represented by proxy will decide the action proposed on each matter identified in this proxy statement, except the election of directors, who are elected by a plurality of all votes cast. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote for or against the proposals or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote against the proposal. Broker “non-votes” are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL I – ELECTION OF DIRECTORS

Our certificate of incorporation, as amended, provides that the board of directors be divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors constituting the board of directors, with each class to serve for a term of three years. The following nominees, each of whom is an incumbent Class II director, are proposed for election in Class II, to serve until 2010:

•       Jerry R. Satrum

•       Edward A. Schmitt

•       Yoshi Kawashima

Unless instructed otherwise, the proxies will be voted for the election of the three nominees named above. If a nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors.

Nominees for Election in Class II on May 15, 2007

Jerry R. Satrum, age 62, served as our chief executive officer from February 1991 until his retirement in April 1998, and served as president from May 1989 until December 1997. Mr. Satrum has been a director since our inception. Mr. Satrum is also a director of Cytec Industries, Inc.

Edward A. Schmitt, age 60, has served as our chief executive officer since April 1998 and as our president since December 1997. He also served as our chief operating officer from February 1997 to April 1998, as our executive vice president from February 1997 to December 1997, and as our vice president - operations commodity chemicals group from August 1993 until January 1997. Mr. Schmitt has been a director since February 1998, and in September 2001, he was elected to the additional position of chairman of the board. Mr. Schmitt is also a director of CF Industries Holdings, Inc.

Yoshi Kawashima, age 71, has served as a director since May 2003. Since July 2002, Mr. Kawashima has been president of YK Resources, an executive search firm. From 1999 to February 2002, Mr. Kawashima was chairman and chief executive officer of Reichhold, Inc., and from 1999 to June 2002, he was chairman and chief executive officer of DIC Imaging Products USA, Inc.

Other Directors

Class I Directors Serving Until 2009

Dennis M. Chorba, age 66, served as our vice president - administration from February 1992 until his retirement in March 1994. Mr. Chorba has served as a director since February 1994.

Patrick J. Fleming, age 63, has served as a director since February 2000. Mr. Fleming has been an energy consultant since January 2000. In 1998 and 1999, he was the managing director and chief executive officer of Calortex Inc., a joint venture between Texaco, Calor Gas and Nuon International, and resided in the United Kingdom. From 1994 to December 1997, Mr. Fleming was president of Texaco Natural Gas, Inc.

Class III Directors Serving Until 2008

John E. Akitt, age 74, has served as a director since February 2000. Mr. Akitt has been a consultant since February 1998. He was executive vice president of Exxon Chemical Company from January 1992 until January 1998.

Charles L. Henry, age 65, has served as a director since May 2003. Mr. Henry retired as chairman and chief executive officer of Johns Manville Corporation in June 2004. He was Executive Vice President and Chief Financial Officer of DuPont from 1993 to 1996. Mr. Henry is a director of Lennox, International.

Independence of Directors

Georgia Gulf’s Corporate Governance Guidelines require that a majority of our directors meet the independence standards of applicable law and the New York Stock Exchange listing requirements. The board of directors has determined that Messrs. Akitt, Chorba, Fleming, Henry, Kawashima and Satrum meet these standards for independence and are independent of management. Our Corporate Governance Guidelines, as well as our Code of Business Ethics, are publicly available on our website at www.ggc.com under investor relations.

Executive Sessions

Georgia Gulf’s governance guidelines require that independent directors meet at regularly scheduled executive sessions without management. These directors appoint a presiding director at the beginning of each executive session. Stockholders may communicate with these directors in the manner described under “Communications with Directors” below.

Compensation of Directors

Directors are elected annually to serve until the expiration of the term of their class or until their successors are elected and qualified. Effective January 1, 2006, directors who are not our executive officers are paid an annual fee of $40,000 and an attendance fee of $1,500 per meeting, as well as receiving reimbursements for travel expenses. Non-employee directors are eligible to participate in our 2002 equity and performance incentive plan. Compensation of directors is determined by the board of directors following a recommendation by the nominating and governance committee, which is advised by the compensation consultant engaged by the compensation committee.

The table below details compensation provided to directors in 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Total ($)
John E. Akitt	46,000	36,615	30,366	112,981
Dennis M. Chorba	46,000	36,615	30,366	112,981
Patrick J. Fleming	46,000	36,615	30,366	112,981
Charles L. Henry	46,000	36,615	30,366	112,981
Yoshi Kawashima	46,000	36,615	30,366	112,981
Jerry R. Satrum	46,000	36,615	30,366	112,981

(1)          Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of restricted stock or restricted stock units, calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“SFAS 123R”), and thus includes amounts from awards granted in 2006 and in prior years. For additional information regarding the assumptions made in the calculation, see note 14 of the Georgia Gulf financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, or SEC.

(2)          The following information is as of December 31, 2006:

	Aggregate Number of Outstanding
Name	Stock Awards	Option Awards
John E. Akitt	3,167	12,000
Dennis M. Chorba	3,167	15,000
Patrick J. Fleming	3,167	10,500
Charles L. Henry	3,167	6,000
Yoshi Kawashima	3,167	6,000
Jerry R. Satrum	3,167	15,000

(3)          Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of grants of options, calculated in accordance with the provisions of SFAS 123R. For additional information regarding the assumptions made in the calculation, see note 14 of the Georgia Gulf financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

The Audit Committee

In 2006, the audit committee of the board of directors was comprised of Dennis M. Chorba, Patrick J. Fleming, Jerry R. Satrum, and Charles L. Henry. The board has determined that Mr. Satrum is an “audit committee financial expert” as that term is defined by SEC regulations. The primary functions of the audit committee are to review the adequacy of the system of internal controls and management information systems, to review the results of our independent registered public accounting firm’s quarterly reviews of our interim financial statements, and to review the planning and results of the annual audit with our independent registered public accounting firm. This committee held nine meetings in 2006. The board of directors has adopted a written charter for the audit committee. The audit committee charter is publicly available on our website at www.ggc.com under investor relations.

The Compensation Committee

In 2006, the compensation committee of the board of directors was comprised of John E. Akitt, Patrick J. Fleming, Charles L. Henry and Yoshi Kawashima. This committee’s primary functions include overseeing our executive compensation and equity and performance incentive compensation plans and policies. This committee held four meetings in 2006. The board of directors has adopted a written charter for the compensation committee. The charter is publicly available on our website at www.ggc.com under investor relations. The committee has the authority to retain compensation consultants. For additional information regarding the processes and procedures for consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

The Nominating and Governance Committee

In 2006, the nominating and governance committee was comprised of Dennis M. Chorba, John E. Akitt, Charles L. Henry and Yoshi Kawashima. All committee members are currently independent as defined by the Listed Company Manual of the New York Stock Exchange. This committee’s primary function is to identify and recommend candidates to fill any board vacancies. This committee held four meetings in 2006. The board of directors has adopted a written charter for the nominating and governance committee. The charter is publicly available on our website at www.ggc.com under investor relations.

The committee selects candidates based on their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards. The selection process may emphasize different qualities based on the board’s composition at the time of the board vacancy. The committee works closely with executive management and other directors in developing its recommendations for new board members. The committee has the authority to retain an executive search firm as needed to identify director candidates.

The committee will consider nominees recommended by stockholders. Any recommendation should be addressed in writing to the Nominating and Governance Committee, c/o the Corporate Secretary, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346.

Communications with Directors

Any stockholder is welcome to communicate with any director or the board of directors by writing to the director, directors or the board, c/o the Corporate Secretary, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346.

Attendance

The board of directors held seven meetings in 2006. During 2006, no director attended fewer than 75% of the total number of meetings of the board of directors and any committee on which he served. Georgia Gulf encourages its directors to attend its annual stockholders’ meeting. In 2006, all directors attended the annual meeting. None of our directors or executive officers is related to any of our other directors or executive officers.

Review of Related Party Transactions

While we did not have any transactions with our executive officers, directors, 5% or greater stockholders or their immediate family members in 2006 and we do not have a written policy regarding such matters, in the event such a transaction is proposed in the future, we would refer the matter to our audit committee for approval or disapproval.

SECURITY OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists information as of April 10, 2007 about the number of shares owned by each director, each executive officer listed on the summary compensation table included later in this proxy statement, all of our directors and executive officers as a group and each person or group known by us to own more than 5% of our stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Edward A. Schmitt	918,535	(2)	2.67%
Jerry R. Satrum	748,237	(3)	2.18%
Dennis M. Chorba	579,408	(4)	1.68%
Mark J. Seal	217,871	(5)	*
Joel I. Beerman	163,877	(6)	*
James T. Matthews	75,851	(7)	*
Paul D. Carrico	60,681	(8)	*
John E. Akitt	16,583	(9)	*
Patrick J. Fleming	15,083	(10)	*
Yoshi Kawashima	10,583	(11)	*
Charles L. Henry	10,583	(11)	*
All directors and executive officers as group (14 persons)	3,259,690	(12)	9.48%
FMR Corporation	4,620,434	(13)	13.43%
82 Devonshire Street
Boston, MA 02109
Capital Group International, Inc.	2,651,100	(14)	7.71%
11100 Santa Monica Blvd.
Los Angeles, CA 90025
Barclays Global Investors, NA.	2,011,030	(15)	5.85%
45 Fremont Street
San Francisco, CA 94105

*                    Represents less than 1%.

(1)          Beneficial ownership as reported in the table has been determined in accordance with the rules of the SEC. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.

(2)          Includes 617,666 shares that may be acquired upon exercise of options.

(3)          Includes 50,000 shares owned by Mr. Satrum’s wife; 30,000 shares held in trust for the Satrum Foundation, of which Mr. Satrum serves as trustee; and 15,000 shares that may be acquired upon exercise of options.

(4)          Includes 47,000 shares owned by Mr. Chorba’s wife and 15,000 shares that may be acquired upon exercise of options.

(5)          Includes 150,000 shares that may be acquired upon exercise of options.

(6)          Includes 20,000 shares owned by Mr. Beerman’s wife and 89,500 shares that may be acquired upon exercise of options.

(7)          Includes 41,749 shares that may be acquired upon exercise of options.

(8)          Includes 34,584 shares that may be acquired upon exercise of options.

(9)          Includes 12,000 shares that may be acquired upon exercise of options.

(10) Includes 10,500 shares that may be acquired upon exercise of options.

(11) Includes 6,000 shares that may be acquired upon exercise of options.

(12) Includes 1,251,834 shares that may be acquired upon exercise of options.

(13) According to the Schedule 13G dated February 14, 2007 of FMR Corporation, includes sole voting power with respect to 35,200 shares and sole dispositive power with respect to all such shares.

(14) According to the Schedule 13G dated February 7, 2007, Capital Group International, Inc. has sole voting power with respect to 2,094,600 shares and sole dispositive power with respect to all such shares and Capital International Limited has sole voting power with respect to 1,759,700 shares and sole dispositive power with respect to 1,790,900 shares.

(15) According to the Schedule 13G dated January 23, 2007 of Barclays Global Investors, NA, includes sole voting power with respect to 1,890,449 shares and sole dispositive power with respect to all such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934 with the SEC were timely filed by all directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement.

Patrick J. Fleming, Chairman
John E. Akitt
Charles L. Henry
Yoshi Kawashima

Compensation Discussion and Analysis

The compensation committee of the Board of Directors (referred to in this Compensation Discussion and Analysis as the Committee) (a) analyzes and recommends to the full board for approval the level of compensation for the chief executive officer, or CEO; (b) determines the compensation for our other executive officers; and (c) oversees the administration of the executive compensation programs. The Committee is comprised entirely of independent directors and is advised by an independent consultant retained by the Committee.

Executive Compensation Philosophy

The Committee has designed our executive compensation programs with the following guiding principles in mind:

•       Compensation is Performance Based: A substantial portion of the total compensation opportunity is variable and dependent upon our operating and financial performance against pre-established goals.

•       Compensation is aligned with Stockholders: Our compensation programs are designed to align the interests of executive officers with the long-term interests of our stockholders by providing strong incentives to maximize value for our stockholders. Cash incentives reward results that create stockholder value. Awards of long-term incentives in the form of equity and stock ownership guidelines for our executive officers provide ongoing alignment with stockholder interests.

•       Compensation Supports our Business Strategies: Our compensation programs are designed to reinforce our underlying business strategies and objectives by rewarding successful execution of those strategies.

•       Compensation Opportunities Are Market Competitive: Our experience is that the market for highly qualified and competent executive officers is very competitive. Our success is heavily dependent on our ability to attract and retain experienced executive officers who are proven leaders and motivate them to consistently deliver operational and financial results. Therefore, our compensation is structured to present an attractive package to our existing executive officers and those we target relative to the labor markets for our executive officers.

Executive Compensation Administration

The Committee continually reviews executive compensation to ensure it best reflects our compensation philosophy. The Committee engaged Watson Wyatt as its independent compensation consultant to assist it in a thorough review of compensation practices. As a result of these ongoing reviews (which are discussed further below), we have implemented certain changes to the design and administration of our executive compensation and benefits programs beginning in 2004, including:

•       Instituting stock ownership guidelines for executive officers.

•       Establishing the Senior Executive Bonus Plan and making payments from it contingent on attainment of a corporate financial performance measure.

The Committee has designed our compensation programs to reward improvement in operating profit, operational excellence, continued service, individual performance, and stockholder returns. Any program changes that are made are driven by the Committee’s desire for alignment with stockholder interests and to be consistent with the guiding principles referenced above.

Our Committee evaluates and administers the compensation of our executive officers in a holistic manner, making compensation decisions around program design and pay adjustments in the context of the compensation philosophy, market practices and total compensation objectives. The Committee ordinarily positions the elements of compensation to attract and retain the level of executive talent necessary to deliver sustained performance in a complex, North American manufacturing organization. Market positioning of the individual elements of compensation and benefits, as well as the relationships among these elements, are discussed below. Our compensation programs include significant variable components, based principally on predetermined operating profit measures and the share price of the company’s stock (described further below). Actual compensation realized, therefore, may be more or less than the targeted compensation opportunity in any given year. For 2006, total direct compensation opportunity for executive officers, including salary, target annual bonus and the estimated fair value of equity-based grants for the executive officers was generally targeted to be between the 40th to 60th percentile of the market references below, referred to as the “median range.” The compensation opportunity for some executive officers was outside of this range, but this reflected consideration of the Committee’s desire to maintain internal pay equity for executive officers.

Although it has no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, the Committee reviews pay mix for executive officers as compared to our market references. The non-cash, long-term compensation is by its nature performance-based and variable, in that awarded equity value is directly tied to the value of the company’s common stock during the relevant period. This serves to align the interests of executive officers with our stockholders. Additionally, we believe equity compensation serves as a retention tool, helping to increase the likelihood that our executive officers will remain with us long-term.

The Committee has engaged Watson Wyatt as its independent consultant and advisor. Watson Wyatt also provides services to management, including technical advice relating to compensation programs and other matters. In 2005 and again in 2006, Watson Wyatt conducted an independent and comprehensive review of our executive compensation program. In 2006, this review included 2006 tally sheets showing total remuneration by executive officer, and an evaluation of total compensation and individual pay elements based upon our market references. Specifically, the 2006 review covered the following broad compensation and benefits areas:

•       Total Compensation: direct compensation elements such as base salary, annual bonus and long-term incentives and changes in peer group long-term incentive practices of our market references;

•       Executive Retirement Benefits: qualified and nonqualified retirement programs, including retirement benefits for executive officers;

•       Executive Benefits and Perquisites; and

•       Termination Scenarios: analysis of current severance and change-in-control arrangements to quantify executive severance benefits and associated company cost under various termination scenarios (e.g., voluntary termination, involuntary termination, retirement, etc.).

In conducting the market assessment, the Committee used “market references,” which consist of a peer group and market data from compensation surveys of other comparably sized companies. The peer group of chemicals and building products companies of similar size and characteristics to Georgia Gulf was used to benchmark compensation for the named executive officers listed in the Summary Compensation

Table, which we refer to as our NEOs. These companies included: Albemarle Corporation, Bowater Incorporated, Cabot Corp., Celanese, Chemtura Corp., Cytec Industries, FMC Corp., Graphic Packaging Corp., Hercules Inc., Louisiana-Pacific Corp., Lubrizol Corp., Martin Marietta Materials Inc., Nova Chemicals, Olin Corp., Polyone Corp., RPM International Inc., Universal Forest Products Inc., USG Corp., Valspar Corp., Westlake Chemical Corp. and Worthington Industries.

The Committee has considered a number of factors in making decisions on the structure of the programs and individual compensation awards and payments. The primary factors include the analysis and market data provided by Watson Wyatt and the Committee’s guiding principles for program design and operation. In particular, the Committee’s compensation decisions have taken into account the executive officers’ performance, individually and as a team, in executing our stated business initiatives. The primary initiatives include the following:

•       Strategic growth of the business;

•       Funding and completion of capital projects on schedule and as budgeted;

•       Utilization of Responsible Care to achieve top performance in Environmental, Health & Safety;

•       Applying management performance development and succession planning; and

•       Planning and executing efforts to improve plant reliability/cost reduction.

In addition to formula-driven plans, the Committee retains the discretion to exercise judgment in making decisions to encourage and appropriately reward performance of the management team and individual executive officers. The Committee has the benefit of various tools and analyses including tally sheets that provide a complete profile of each executive officer’s current total compensation, the value of realized and unrealized stock awards, retirement benefits, stock ownership and payments due under various termination events.

The Committee determines the appropriate levels and elements of compensation for the CEO after careful consideration of all appropriate factors. The Committee then makes a recommendation on CEO pay to the independent members of the board for approval. The CEO makes recommendations to the Committee on compensation actions for the other executive officers based on market data from the company’s internal human resources function and Watson Wyatt, and according to the same philosophy and objectives the Committee has adopted. The CEO’s recommendations are then considered for approval by the Committee, and in some cases are modified by the Committee during the course of its deliberations.

The following sections describe the various elements of our executive compensation program, including its objectives, market positioning, structure and operation, and other information specific to 2006 payments, awards, and pay actions.

Base Salary

Each executive officer is paid a base salary, which is reviewed annually by the Committee. Salaries for executive officers are generally targeted at the median range, although individual executive officer salaries may be above or below the median range. In making adjustments to salaries, the Committee considers the base salary and total compensation of the market references compiled by Watson Wyatt in the context of the executive officer’s role and responsibilities, experience and tenure, individual performance and contribution to the organization’s results as recommended to the Committee by the CEO (or by the Committee to the Board in the case of the CEO), internal pay equity, and to a lesser extent, overall salary increases for the broader employee population.

Executive officer salaries were reviewed and adjusted by the Board in December, 2005 at which time salaries to be paid in 2006 were increased to the salary levels indicated in the Summary Compensation Table on page 15. Mr. Schmitt received an increase of 0.13%. The 2006 increases for the other executive officers averaged approximately 5%.

Annual Bonuses

Annual bonus opportunities for executive officers are generally targeted at the median range, although individual executive officer bonus opportunities may be above or below the median range.

The Committee and the board of directors adopted the Senior Executive Bonus Plan during 2003. Our stockholders approved the Senior Executive Bonus Plan at the 2004 Annual Meeting of Stockholders. The purpose of the Plan is to enhance Georgia Gulf’s ability to compete for and retain highly qualified executive officers and to provide additional financial incentives to those executive officers to promote Georgia Gulf’s success. The Plan is designed to link the short-term incentive award to the attainment of financial earnings targets during the year. The Committee designed the Plan to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and thereby maximize tax deductibility for the company.

The Committee administers the Plan, which comprises 70% of the executive officer’s annual bonus opportunity, and established 2006 performance goals based on operating profit equivalent to a return exceeding cost of capital based upon beginning net assets. The measure was designed to encourage executive officers to focus on improving corporate performance by controlling corporate overhead expenses, improving the quality and volume of earnings, and using capital efficiently.

Our philosophy is to reward financial performance as evidenced by operating profit. As such, the Plan was designed such that 100% of bonus target would be paid if the company earned an operating profit at a level set by the Committee. No bonus would have been paid had the company’s return not exceeded a base level of profitability. The “stretch” goal was twice the level of the performance goal upon attainment of which participants would be eligible for a payment of two times their bonus target. The Committee reviews the company’s net assets, cost of capital, forecasts, and other pertinent information before setting the performance goals. Decisions regarding the bonus targets were made before March 31, 2006 in accordance with the Plan rules. The acquisition of Royal Group Technologies Limited, which occurred in October, 2006, had no impact on the bonus.

Following the end of the fiscal year, the Committee determined that the performance goal was satisfied and that each executive officer was eligible for a bonus of 132% of the target award amount specified under the plan. Additionally, the Committee administers the Management Incentive Plan, which comprises 30% of the executive officer’s annual bonus opportunity. The Committee may award a bonus from zero to two times the Management Incentive Plan bonus target based on its discretion and awarded bonuses of 132%. The total of both cash bonus awards is reflected on the Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation” on page 15.

The Committee is authorized to reduce an award to any participant under the Plans, including a reduction to zero, based on any factors it determines to be appropriate in its sole discretion. The Committee also has the discretion to make special additions to compensation as it deems necessary from time to time.

Equity-Based Awards

Beginning in 2005, the Committee instituted annual grants of equity split between restricted stock units (“restricted stock”) and stock options, both with time-lapse vesting provisions for executive officers. On each of three annual vesting dates commencing with the one-year anniversary of the grant, one-third of the grants vest. Dividends are paid currently on all restricted stock to the extent that they are paid on Georgia Gulf common stock and are considered as part of the overall executive officer compensation package and are not subject to risk of forfeiture. In certain termination scenarios, described more fully under Payments on Termination or Change-in-Control on page 20, executive officers become immediately vested in unvested Georgia Gulf stock awards. The Committee believes restricted stock promotes long-term stock ownership and both restricted stock and stock options subject executive officers to the same risks and rewards as other stockholders.

Restricted stock awards are made pursuant to terms and conditions contained in the 2002 Equity and Performance Incentive Plan, as amended and restated, and approved by stockholders in 2004. The grants are valued and accounted for pursuant to the requirements of SFAS 123R.

Equity Grant Practices

Prior to the year, the Committee sets the target equity award level (in dollars) for each executive officer based on the median range. As an example, this occurred for 2006 at the December 2005 Committee meeting. The company’s Equity Incentive Plan provides that the exercise price of equity awards is the fair market value of the stock on the grant date (which is determined in accordance with the plan as the closing price of the stock on the previous day).

In conjunction with the development of competitive market references for individual executive officer positions, Watson Wyatt also provides the Committee with information on company stock compensation programs of the market references. This information includes an analysis of aggregate annual grant levels and outstanding equity grants, their estimated fair values, and how these values compare to financial items such as market capitalization, revenues and operating income. These analyses are used by the Committee to determine the total number of shares that are made available for grant each fiscal year.

Stock Ownership Guidelines

In 2005, the Committee approved the following executive officer stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executive officers to align their financial interests with those of stockholders. The guidelines are denominated as a dollar value expressed as a multiple of base salary:

CEO	5 times salary
Other Executive Officers	2 1/2 times salary

Ownership is determined in the same manner as required by the SEC for purposes of the table under the caption “Security Ownership of Principal Stockholders and Management.” Executive officers have five years as an officer to attain the guideline. The Committee reviews stock ownership and compliance with the minimum stock ownership requirements annually. As of March 31, 2007, all executive officers with five years of service met the minimum stock ownership requirements.

Deferred Compensation Plans

Executive officers and other designated employees are eligible to participate in the Deferred Compensation Plan (the “DCP”), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. There is no company matching or other company incentive to participate. All participant contributions vest immediately. There is no minimum holding period. Earnings are credited on account balances based on participant direction within investment choices similar to those available in the company’s 401(k) Plan, except that the Georgia Gulf Company Stock Fund is not available under the DCP. All returns in the DCP and the 401(k) Plan are at market rates. DCP contributions, earnings and account balances for the NEOs are reported in the Nonqualified Deferred Compensation Table on page 20.

Other Benefits and Perquisites

We provide employees, including the executive officers, with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death and to provide for financial security following retirement. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining employees in a competitive marketplace, and to provide financial security in these circumstances. These benefits include:

•       Health and welfare benefits.

•       Short-term and long-term disability coverage.

•       Supplemental long-term disability (“LTD”) coverage, which is offered to all Georgia Gulf employees with salaries in excess of $90,000. Participants pay the full premium for the plan. The maximum monthly benefit under the Supplemental LTD Plan, when combined with the benefit under the Group LTD plan is $20,000, payable until the earlier of the end of the disability or age 65. The benefit is offset by retirement income from the company’s qualified retirement plans.

•       The Salaried Employees Retirement Plan is a broad-based, qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of Georgia Gulf Corporation and is further described on page 18.

•       The Savings and Capital Growth 401(k) Plan, which matches half of employee pre-tax contributions up to 4% of salary and makes a non-matching annual discretionary contribution of 3% of salary. Specific information describing company payments for executive officers to the 401(k) Plan is presented on page 15.

•       Vacation of up to five weeks, depending on length of service.

•       Basic life insurance.

In addition to these benefits, the supplemental benefits described below are provided to executive officers and are believed to be generally consistent with practices of our market references.

•       Perquisites include a car allowance, annual financial counseling and tax preparation, and club fees and dues. The value of these benefits is disclosed in footnote 5 on page 15. The Committee has reviewed our perquisites and expenditures, and believes they continue to be an important element of the overall compensation package to retain current executive officers, and in fact command a higher perceived value than the actual cost. In addition, the Committee believes that we benefit when our executive officers join and participate in a club or industry organizations for reasons including community relations, business contacts and increased visibility of our executive officers.

•       The Supplemental Executive Insurance Plan was established in 2004 to supplement executive officer death benefits and also to provide a valuable benefit in the event the executive officer does not wish to maintain the death benefit coverage following retirement. The goal of the plan is to provide a supplemental death benefit of at least $500,000. However, should the executive officer decide after retirement to convert the policy to cash instead, the policy is designed to provide a cash value that, when combined with the benefits payable from the Salaried Employees Retirement Plan and the Savings and Capital Growth 401(k) Plan, will approximate 50% of final year salary. The company makes discretionary premium payments to whole life insurance policies or annuities owned by the executive officers and also makes tax gross-up payments to the employee since the amount of the premium payments are includable in the executive officer’s ordinary income when a discretionary premium payment is made by Georgia Gulf. The amounts of these payments are reported in footnote 5 on page 15.

Employment and Change in Control Agreements/Potential Payments Upon Termination or Change-in-Control

For termination due to job elimination, executive officers are eligible for termination pay of one week per year of service up to 52 weeks maximum. This plan was instituted for all Georgia Gulf employees in 2000.

In December 2006, the Committee began consideration of a new severance pay program separate from the program described above that would provide two years pay to the CEO and one and one-half years pay to other executive officers in the event of change in control if the employee was terminated without cause or the employee terminated employment for good reason. The Committee expects to take action to adopt this new plan as early as May 2007.

Georgia Gulf’s equity plan agreements provide that unvested equity grants will vest upon change-in-control without regard to termination of employment. To the extent executive officers participate in the plan, their unvested equity grants will vest upon change-in-control, as described under Payments on Termination or Change-in-Control on page 20.

Compensation

The tables, narrative and footnotes in this section discuss the compensation of our NEOs, including the CEO, chief financial officer and our three other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
Edward A. Schmitt	2006	760,000	2,251,175	1,823,361	802,560	104,324	282,988	6,024,408
Chairman, President and
Chief Executive Officer
James T. Matthews	2006	325,000	279,937	212,123	215,160	344,714	83,759	1,460,693
Vice President – Finance, Treasurer and
Chief Financial Officer
Paul D. Carrico	2006	325,000	285,371	246,121	257,400	516,001	134,167	1,764,060
Vice President – Chemicals and Vinyls
Mark J. Seal	2006	340,000	413,383	334,115	270,600	110,259	85,250	1,553,607
Vice President – Outdoor
Building Products
Joel I. Beerman	2006	335,000	433,586	352,628	221,760	73,030	107,276	1,523,280
Vice President – General Counsel and Secretary

(1)             Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of restricted stock or restricted stock units, calculated in accordance with the provisions of SFAS 123R, and thus includes amounts from awards granted in 2006 and in prior years. For additional information regarding the assumptions made in the calculation, see note 14 of the Georgia Gulf financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

(2)             Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of grants of options, calculated in accordance with the provisions of SFAS 123R, and thus includes amounts from awards granted in 2006 and in prior years. For additional information regarding the assumptions made in the calculation, see note 14 of the Georgia Gulf financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

(3)             Payments to executive officers made from the Senior Executive Bonus Plan, representing 70% of such amount, and the Management Incentive Plan, representing 30% of such amount. The payments were calculated as described in the Compensation Discussion and Analysis on page 11. Further detail on payments from these plans is reported in the Grants of Plan-Based Awards Table on page 16.

(4)             The amounts reported in the Change In Pension Value column above reflect solely the change in the actuarial present value of the accumulated pension benefit of each NEO. For information on the pension plan and the assumptions used in calculating the change in pension value see page 18. For information on the Deferred Compensation Plan, see page 12 of the Compensation Discussion and Analysis and for additional information see page 19.

(5)			Perquisites and Other Benefits			Additional All Other Compensation
	Name	Year	Car Allowance ($)	Club Memberships ($)	Company Contribution to 401(k) Savings Plan ($)	Executive Supplemental Insurance Plan ($)	Executive Supplemental Insurance Plan Tax Gross Up ($)	Other (1) ($)	Total ($)
	Edward A. Schmitt	2006	4,027	8,128	15,400	145,870	107,597	1,966	282,988
	James T. Matthews	2006	5,837	1,400	15,400	34,930	25,765	427	83,759
	Paul D. Carrico	2006	565	938	15,400	72,000	41,297	3,967	134,167
	Mark J. Seal	2006	2,878	8,125	15,400	32,731	24,143	1,973	85,250
	Joel I. Beerman	2006	9,068	2,520	15,400	42,751	31,534	6,003	107,276

(1)            Includes (a) for Messrs. Schmitt, Beerman and Seal reimbursements for income tax preparation and for liability insurance premiums; (b) for Mr. Carrico reimbursement for liability insurance premiums and for relocation moving expenses; and (c) for Mr. Matthews reimbursement of liability insurance premiums.

Grants of Plan-Based Awards

The following table reflects the following plan-based awards: Annual Cash Incentives, Restricted Stock Unit Grants, and Stock Option Grants. Each of these is discussed in the Summary Compensation Table and in the Compensation Discussion and Analysis above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)(2)	Options (#)(3)	Awards ($/Sh)	Awards ($)(4)
Edward A. Schmitt	12/6/2005	42,560	608,000	1,216,000
	2/28/2006				36,951			1,060,494
	2/28/2006					94,998	28.91	969,749
James T. Matthews	12/6/2005	11,410	163,000	326,000
	2/28/2006				7,290			209,223
	2/28/2006					18,750	28.91	191,402
Paul D. Carrico	12/6/2005	13,650	195,000	390,000
	2/28/2006				7,290			209,223
	2/28/2006					18,750	28.91	191,402
Mark J. Seal	12/6/2005	14,350	205,000	410,000
	2/28/2006				7,974			228,854
	2/28/2006					20,499	28.91	209,256
Joel I. Beerman	12/6/2005	11,760	168,000	336,000
	2/28/2006				7,389			212,064
	2/28/2006					18,999	28.91	193,944

(1)             These awards have already been paid as described in the Compensation Discussion and Analysis on page 11 and reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The amounts in this column represent the grants made in December 2005 to each of the NEOs and report the range of potential payments from Threshold to Maximum levels.

(2)             The amounts reported in this column represent the number of restricted stock units (RSUs) granted to the NEOs in 2006. The RSUs granted will vest and become unrestricted ratably in three equal annual installments beginning on February 28, 2008, one year after the grant date.

(3)             The amounts reported in this column represent the number of stock options granted to the NEOs in 2006. The options granted will vest and become exercisable ratably in three equal annual installments beginning on February 28, 2008, one year after the grant date.

(4)             Reflects the dollar amount, without any reduction for risk of forfeiture, recognized for financial statement reporting purposes of grants of options and RSUs during 2006, calculated in accordance with the provisions of SFAS 123R. For additional information regarding the assumptions made in the calculation, see note 14 of the Georgia Gulf financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the NEOs at December 31, 2006. This table includes unexercised and unvested stock option awards and unvested restricted stock or restricted stock units. Each grant is shown separately for each NEO. The vesting schedules for all grants shown are the same:  Grants vest ratably in three equal installments beginning one year after the grant date. For additional information about option awards and stock awards, see page 11 of the Compensation Discussion & Analysis.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)(2)
Edward A. Schmitt	2/10/1998	100,000	—	35.25	2/10/2008
	12/14/1999	100,000	—	29.31	12/14/2009
	2/6/2001	100,000	—	16.90	2/6/2011
	3/6/2002	78,000	—	23.35	3/6/2012
	3/3/2003	78,000	—	19.04	3/3/2013
	3/2/2004	52,000	26,000	27.21	3/2/2014
	2/28/2005	26,000	52,000	53.38	2/28/2015
	2/28/2006	—	94,998	28.91	2/28/2016
						79,950	1,543,835
James T. Matthews	3/6/2002	1,666	—	23.35	3/6/2012
	3/3/2003	9,666	—	19.04	3/3/2013
	3/2/2004	9,667	4,833	27.21	3/2/2014
	2/28/2005	4,834	9,666	53.38	2/28/2015
	2/28/2006	—	18,750	28.91	2/28/2016
						15,289	295,231
Paul D. Carrico	12/14/1999	10,000	—	29.31	12/14/2009
	3/6/2002	5,000	—	23.35	3/6/2012
	3/3/2003	5,000	—	19.04	3/3/2013
	3/2/2004	3,334	1,666	27.21	3/2/2014
	2/28/2005	1,667	3,333	53.38	2/28/2015
	2/28/2006	—	18,750	28.91	2/28/2016
						10,039	193,853
Mark J. Seal	2/10/1998	30,000	—	35.25	2/10/2008
	12/14/1999	30,000	—	29.31	12/14/2009
	2/6/2001	30,000	—	16.90	2/6/2011
	3/6/2002	14,500	—	23.35	3/6/2012
	3/3/2003	14,500	—	19.04	3/3/2013
	3/2/2004	9,667	4,833	27.21	3/2/2014
	2/28/2005	4,834	9,666	53.38	2/28/2015
	2/28/2006	—	20,499	28.91	2/28/2016
						15,973	308,439
Joel I. Beerman	12/14/1999	30,000	—	29.31	12/14/2009
	3/6/2002	14,500	—	23.35	3/6/2012
	3/3/2003	14,500	—	19.04	3/3/2013
	3/2/2004	9,667	4,833	27.21	3/2/2014
	2/28/2005	4,834	9,666	53.38	2/28/2015
	2/28/2006	—	18,999	28.91	2/28/2016
						15,388	297,142

(1)             Since Messrs. Schmitt, Carrico and Beerman have met the requirements of a “qualifying retirement” under the 2002 Equity and Performance Incentive Plan, options and RSUs granted to them in 2006 will continue to vest as scheduled in the event of termination of employment except for cause or failure to comply with the non-competition and non-solicitation provisions of the Plan.

(2)             Calculated by multiplying the number of shares by the closing price of our common stock at year-end ($19.31).

Option Exercises and Stock Vested

The following table provides information for the NEOs on the number of shares acquired upon vesting of stock awards and the value realized. No stock options were exercised during 2006.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
Edward A. Schmitt	43,000	1,251,157
James T. Matthews	8,000	232,773
Paul D. Carrico	2,750	80,016
Mark J. Seal	8,000	232,773
Joel I. Beerman	8,000	232,773

(1)          The amounts reported were calculated by multiplying the number of shares received by the market value of the shares as of the vesting dates.

Pension Benefits

This table below reflects the present value of benefits accrued for each of the NEOs in the Salaried Employees Retirement Plan (the “Plan”).

The Plan is a broad-based, qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of Georgia Gulf Corporation. In general, all Georgia Gulf employees are eligible to participate in the pension plan, although benefits may differ for employees covered by collectively bargained agreements or who are working in an acquired business or were employed prior to 1985 by the predecessor company to Georgia Gulf.

The pension benefit is the sum of up to three benefits.

•       Benefit accruals earned with a predecessor employer (Georgia-Pacific or an acquired company) based on service with the predecessor employer and, in the case of Georgia-Pacific, final average compensation at the time of termination or retirement, if applicable. There is a lump-sum distribution option for a qualified savings plan associated with the Georgia-Pacific benefit, which reduces the pension benefit on an actuarially equivalent basis. Messrs. Schmitt, Beerman, and Seal have benefit accruals from Georgia-Pacific under the Plan, and each is assumed to take a lump sum distribution of his Georgia-Pacific qualified savings plan account upon retirement for the purpose of calculating the amounts presented.

•       1% of aggregate pensionable compensation (career average earnings) earned after 1984. Pensionable compensation does not include any incentive or deferred compensation.

•       Certain additional fixed benefit amounts are provided for a limited group of participants, including all of the NEOs. These additional fixed benefit amounts are provided to achieve a target benefit of 30% of final year salary.

Several forms of benefit payments (including life annuity, both 50% and 100% joint and survivor options, and lump sums of up to $5,000) are available from the Plan. All forms of benefit payments are actuarially equivalent in value.

Normal retirement benefits are available to employees with at least five years of service at age 62 and a reduced pension (by 6% per year prior to age 62) is available as early as age 55. If the employee dies prior to retirement, the spousal death benefit is a 50% survivor annuity. All of the NEOs are fully vested in their benefits.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Edward A. Schmitt	Salaried Employees Retirement Plan	27	1,770,456
James T. Matthews	Salaried Employees Retirement Plan	6	408,324
Paul D. Carrico	Salaried Employees Retirement Plan	7	598,318
Mark J. Seal	Salaried Employees Retirement Plan	28	813,694
Joel I. Beerman	Salaried Employees Retirement Plan	27	865,144

(1)          Amounts reported represent the actuarial present value of accumulated benefits computed using the interest rate (6.0%) and mortality assumption (RP 2000 Mortality Table with a blue collar adjustment and with mortality improvements projected to 2010 using Scale AA) that Georgia Gulf Corporation applies to amounts reported in its financial statement disclosures on its measurement date of December 31, 2006, and are assumed to be payable at the unreduced age of 62. For additional information regarding the assumptions made in the calculation, see note 15 of the Georgia Gulf financial statements in the form 10-K for the year ended December 31, 2006, as filed with the SEC.

Non-Qualified Deferred Compensation

The following table provides information on the non-qualified deferred compensation of the NEOs in 2006, including (1) NEOs’ contributions through deferral of salary and/or bonus during 2006; (2) investment earnings on those deferral amounts and deferral amounts from prior years, and (3) each NEO’s account balance at year-end.

The Deferred Compensation Plan allows eligible employees, including the NEOs, to elect to defer a portion of their otherwise taxable salary and/or bonus. The elections are made prior to the beginning of each year. Amounts deferred by the employee are shown in the Summary Compensation Table when earned. The company does not make any contribution to the Plan.

The employee can elect a date to be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Code. If no election is made, all amounts will be distributed upon termination of service. The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the company. In 2006, the returns on those funds ranged from about 3.75% to 46.65%. The investment list is similar to the investments available through the company’s 401(k) plan. The investment risk is borne entirely by the employee. Investment selections may be changed daily. The company does not guarantee a return on deferred amounts. Gains and losses are credited based on the employee’s election of investment choices and the employee’s account may increase or decrease in value.

Generally, a participant who terminates prior to retirement and prior to completing three years of service will receive a lump sum payment regardless of any election; and if termination follows the completion of at least three years of service, payment may be either in a lump sum or in up to five annual installments. Payments cannot begin for “specified employees,” under applicable law, until six months after termination of service.

	Executive Contributions in Last FY		Registrant	Aggregate	Aggregate Withdrawals/	Aggregate
Name	Deferred Salary Plan ($)(1)	Deferred Bonus Plan ($)(2)	Contributions in Last FY ($)	Earnings in Last FY ($)(3)	Distributions in Last FY ($)	Balance at Last FYE ($)(4)
Edward A. Schmitt	380,000	244,208	—	66,655	—	2,066,572
James T. Matthews	—	—	—	17,303	—	176,548
Paul D. Carrico	—	—	—	21,677	—	214,627
Mark J. Seal	68,000	120,539	—	100,565	—	921,224
Joel I. Beerman	—	—	—	3,851	(19,212)	19,699

(1)          The amount reported here as salary deferred is included in the amount reported as Salary in the Summary Compensation Table.

(2)          The amount reported here as bonus deferred is included in the amount reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(3)          This reports the total earnings during 2006 on deferrals made in 2006 and prior years. None of these amounts is included in the Summary Compensation Table.

(4)          This is the total account balance as of December 31, 2006.

Payments on Termination or Change in Control

In the event of change in control, the NEO’s unvested stock options and restricted stock or restricted stock units will vest as reflected in the following table. The change in control provisions are intended to allow the employee to continue to act in the best interests of our stockholders while evaluating business opportunities. Generally, a change in control will have occurred (i) if we are merged or consolidated with an entity or sell substantially all of our assets to an entity and immediately after that merger, consolidation or sale, our stockholders have less than a majority of the combined voting power of the outstanding securities of the combined or acquiring entity, (ii) in the case of an acquisition by a person of more than 33% of our common stock, or (iii) if specified changes in our board of directors occur.

The company does not have any other individual severance or change in control agreements with the NEOs. As such, the executive officers do not have any termination benefits or benefits triggered as a result of a change in control, that are different than those afforded other employees of Georgia Gulf, such as layoff severance pay (one week of salary per year of service), accrued vacation pay (up to five weeks of salary depending on service), and death benefit salary continuation (one month of salary). A potential severance plan for NEOs is described in the Compensation Discussion and Analysis on page 14.

	Upon Change in Control
Name	Stock Options(1)	Restricted Stock ($)(2)
Edward A. Schmitt	—	448,400
James T. Matthews	—	88,464
Paul D. Carrico	—	88,464
Mark J. Seal	—	96,764
Joel I. Beerman	—	83,666

(1)          At December 31, 2006, all unexercised options had exercise prices above the market price ($19.31).

(2)          The value reported represents the difference between the value of the stock on December 31, 2006 and the amount expensed as of December 31, 2006.

Compensation Committee Interlocks and Insider Participation

In 2006, the compensation committee of the board of directors was composed of John E. Akitt, Patrick J. Fleming, Charles L. Henry and Yoshi Kawashima, none of whom was or is an officer or employee of our company and none of whom has any other relationship requiring disclosure under the rules of the SEC.

AUDIT COMMITTEE REPORT

Four directors make up the audit committee of our board of directors:  Dennis M. Chorba, chairman, Patrick J. Fleming, Jerry R. Satrum and Charles L. Henry.

During the course of performing its duties, the committee:

•       reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2006,

•       discussed with Deloitte & Touche LLP, our independent registered public accounting firm for 2006, the items regarding accounting principles set out in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, Statement on Auditing Standards No. 99, Consideration of Fraud in a Financial Statement Audit, and SEC rules discussed in Final Releases Nos. 33-8183 and 33-8183a,

•       received the written disclosures and the letter from Deloitte & Touche LLP required by  Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP,

•       obtained and reviewed a report by Deloitte & Touche LLP required by the New York Stock Exchange listing standards describing:  1) the firm’s internal quality control procedures; 2) any material issues raised by:  a) the most recent internal quality control review of the firm, or b) peer review of the firm, or c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and 3) (to assess Deloitte & Touche LLP’s independence) all relationships between Deloitte & Touche LLP and us, and

•       reviewed the adequacy of the system of internal controls and management information systems with our internal auditor and our independent registered public accounting firm.

Based on these reviews and discussions, the committee recommended to the board of directors that our 2006 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Dennis M. Chorba, Chairman
Patrick J. Fleming
Jerry R. Satrum
Charles L. Henry

PROPOSAL II – APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007. The board of directors recommends that this appointment be ratified.

Representatives of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

For the years ended December 31, 2006 and 2005, we had professional services performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”). Audit, audit-related and tax fees aggregated $7,696,726 and $1,050,146 for the years ended December 31, 2006 and 2005, respectively, and were composed of the following:

Audit Fees

The aggregate fees billed for the annual audit of our consolidated financial statements for the years ended December 31, 2006 and 2005, for the timely limited quarterly reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q and audit services provided in connection with other statutory or regulatory filings were $4,676,611 and $896,226, respectively.

Audit-Related Fees

The aggregate fees billed for audit-related services for the years ended December 31, 2006 and 2005 were $1,720,273 and $76,720, respectively. These fees relate to employee benefit plan audits, due diligence services related to acquisitions, accounting consultation services relating to business acquisitions and other attestation services.

Tax Fees

The aggregate fees billed for tax services for the years ended December 31, 2006 and 2005 were $1,299,842 and $77,200, respectively. These fees relate to the review of federal and state tax returns, tax compliance fees, general tax consulting services, including tax services relating to acquisitions, property tax services and the preparation of benefit plan tax returns.

All Other Fees

There were no other fees paid to Deloitte & Touche for the years ended December 31, 2006 and 2005.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm.

Under the policy, pre-approval is generally provided for work associated with registration statements under the Securities Act of 1933 (for example, comfort letters or consents); statutory or other financial audit work for affiliated subsidiaries that is not required for the Securities Exchange Act of 1934 audits or filings; due-diligence work for potential acquisitions or disposals; attest services required by statute or regulation; adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations; internal control reviews and assistance with internal control reporting requirements; tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; and assistance and consultation on questions raised by regulatory agencies. For each proposed service, the independent registered public accounting firm is required to provide supporting documentation at the time of approval to permit the audit committee to make a determination whether the provision of such services would impair the independent registered public accounting firm’s independence.

The audit committee has approved in advance certain permitted services whose scope is routine in nature. These services are (i) statutory or other financial audit work for affiliated subsidiaries that is not required for the 1934 Act audit, (ii) certain tax compliance services, and (iii) the audit of our employee benefit plans.

PROPOSAL III – APPROVAL AND ADOPTION OF
THE SECOND AMENDED AND RESTATED
2002 EQUITY AND PERFORMANCE INCENTIVE PLAN

General

The Board approved on February 27, 2007 and is submitting for stockholder approval a second amendment and restatement of the Georgia Gulf Corporation 2002 Equity and Performance Incentive Plan (the “Plan”) that, if approved, would (1) increase the number of shares of our common stock reserved for issuance under the Plan by 2,500,000 shares, for a total of 5,000,000 shares, (2) increase the sub-limit on grants of restricted stock, performance shares and other full-value awards by 600,000 shares to 1,400,000 shares and (3) eliminate provisions that adjust the share reserve for shares relating to awards that expire, are forfeited, are tendered to pay the exercise price of options, or are withheld to pay participant income tax obligations.

As of March 31, 2007, options to purchase 2,504,256 shares of common stock were outstanding with a weighted-average exercise price of $27.93 and a weighted-average remaining term of 6.68 years. Also, as of March 31, 2007, 337,667 shares of unvested restricted stock and stock units were outstanding. Approximately 40,610 shares remained available for grant under the Plan as of March 31, 2007. If the proposed amendments are approved, the Plan will have an estimated 2,540,610 shares remaining available for grant of which 656,059 may be granted as restricted stock, performance shares or other full-value awards.

The Plan was originally adopted by the Board on March 6, 2002 and was amended by the Board on March 2, 2004 (the “First Plan Amendment”). The Plan and the First Plan Amendment were adopted by our stockholders on May 21, 2002 and May 18, 2004, respectively. The Plan is intended to attract and retain executive officers, employees and directors for us and our subsidiaries and to motivate these persons to achieve performance objectives related to our overall goal of increasing stockholder value.

The board of directors believes approval of the second amended and restated Plan (the “Second Plan Amendment”) is in our best interest. The principal purpose of the Plan is to ensure that we have a mechanism for equity-based incentive compensation. Certain awards under the Plan are designed to qualify as performance-based under Section 162(m) of the Internal Revenue Code, which places a limit of $1,000,000 on the amount of compensation that we may deduct for federal income tax purposes unless it is performance-based. The Plan is also designed to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

A summary description of the Plan, as amended and restated by the Second Plan Amendment, is set forth below. The full text of the amended and restated Plan is attached to this proxy statement as Annex A, and the following summary is qualified in its entirety by reference to Annex A.

Summary of the Plan

General.   Under the Plan, the board of directors is authorized to make awards of options to purchase shares of common stock, tandem appreciation rights and/or free-standing appreciation rights, restricted shares, deferred shares, and performance shares and performance units. The terms applicable to awards of the various types, including those terms that may be established by the board of directors when making or administering particular awards, are set forth in detail in the Plan.

Shares Available Under the Plan.   Subject to adjustment as provided in the Plan, the number of shares of common stock that may be issued or transferred pursuant to awards, or in payment of dividend equivalents paid with respect to awards made under the Plan, assuming stockholder approval of this proposal, may not exceed 5,000,000 in the aggregate, plus any shares of common stock relating to awards that expire, are forfeited or are cancelled under the Plan. These shares of common stock may be shares of original issuance or treasury shares or a combination of both. Shares of common stock covered by an award under the Plan will not be counted as used unless and until they are actually issued and delivered. As of April 11, 2007, the market value of our common stock was $16.07 per share.

Eligibility.   Officers, full-time employees and non-employee directors of Georgia Gulf and its subsidiaries may be selected by the board of directors to receive benefits under the Plan. There were approximately 5,830 persons eligible to participate in the Plan as of March 31, 2007.

Limitations on Specific Kinds of Awards.   In addition to the general limitation on the number of shares of common stock available under the Plan, the Plan specifically limits the number of shares issued as restricted shares, deferred shares, performance shares or performance units to 1,400,000 in the aggregate, an increase from 800,000 under the First Plan Amendment. Additionally, the Plan provides for specific limits and other requirements for certain awards to qualify as performance-based compensation for the purpose of Section 162(m) of the Internal Revenue Code. No participant may be granted (i) option rights or appreciation rights, in the aggregate, for more than 750,000 shares of common stock during any period of three years or (ii) an award of performance shares or performance units, or restricted shares or deferred shares intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, having an aggregate maximum value as of their respective dates of grant of more than $2,500,000 in any calendar year. In addition, the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, may not exceed 5,000,000.

Option Rights.   The board of directors may grant option rights, which entitle the holder to purchase shares of common stock at a price equal to or greater than the market value of such shares on the date of grant. The option price is payable in cash, by the transfer to us of shares of common stock then owned by the option holder for at least six months, by a combination of these payment methods or by any other method approved by the board of directors. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on a date satisfactory to us of some or all of the shares of common stock to which the exercise relates. Option rights granted under the Plan may be option rights that are intended to qualify as incentive stock options, option rights that are not intended to so qualify or combinations of incentive stock options and non-qualified stock options. Incentive stock options may only be granted to participants who meet the definition of “employees” under Section 3401(c) of the Internal Revenue Code. Each grant specifies the period of employment required before the option or portions of options will become exercisable. In addition, the exercise of the grant may be conditioned on the achievement of performance objectives, called “Management Objectives,” as described below.

Appreciation Rights.   A tandem appreciation right is a right to receive up to 100% of the spread between the option price and the current value of the shares of common stock underlying the option. A free-standing appreciation right is the right to receive up to 100% of the spread between the base price and the current value of a share of common stock at the time of exercise. When computing the spread for a free-standing appreciation right, the base price must be equal to or greater or less than the market value of the underlying common stock on the date of grant. Any grant may specify waiting periods before exercise and permissible exercise dates or periods. In addition, the exercise of the grant may generally be conditioned on the achievement of Management Objectives.

Restricted Shares.   An award of restricted shares involves the immediate transfer to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services, with the participant entitled to voting, dividend and other ownership rights in the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value. In addition, the transfer may be conditioned on the achievement of Management Objectives. Restricted shares are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period of not less than six months to be determined by the board of directors. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the board of directors for the period during which the forfeiture provisions are to continue.

Deferred Shares.   An award of deferred shares constitutes an agreement to deliver shares of common stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of specified conditions. During the deferral period, the participant has no right to transfer any rights under and has no rights of ownership or voting rights in the deferred shares, but the board of directors may authorize the payment of dividend equivalents on such deferred shares on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. Awards of deferred shares may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share on the date of grant. Generally, deferred shares must be subject to a deferral period of not less than 1 year, as determined by the board of directors at the date of grant. In addition, the exercise of the award may be conditioned on the achievement of Management Objectives.

Performance Shares and Performance Units.   A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $1.00 or such other value as determined by the board of directors. A recipient must meet one or more Management Objectives within a specified performance period to fully earn the award. Alternatively, if a minimum level of acceptable achievement is established by the board of directors, that minimum level must be exceeded in order to partly earn the award; the amount earned in this case will be determined in accordance with a formula.

Management Objectives.   Management Objectives may be described either in terms of company-wide objectives or objectives that are related to performance of the individual participant or of the division, subsidiary, department, region, function or other organizational unit in which the participant is employed. The Management Objectives applicable to any award to a participant who is or is likely to become a “covered employee,” within the meaning of Section 162(m) of the Internal Revenue Code, will be based on specified and pre-established levels of growth in one or more of the following criteria: (i) increases in the price of our common stock; (ii) market share; (iii) sales; (iv) return on equity, assets, capital or sales; (v) economic profit; (vi) total stockholder return; (vii) costs; (viii) margins; (ix) earnings or earnings per share; (x) cash flow; (xi) customer satisfaction; (xii) pre-tax profit; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) debt to capital ratio; and (xvi) any combination of the foregoing.

If the board of directors determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the board of directors may modify the Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the board of directors deems appropriate and equitable, except in the case of a covered employee where such an action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code.

Transferability.   No award under the Plan is transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the board of directors, only the participant, or the participant’s guardian or legal representative in the event of the participant’s legal incapacity, may exercise option rights or appreciation rights during the participant’s lifetime.

Subject to the prior approval of the board of directors, awards, other than incentive stock options, are transferable by a participant to members of the participant’s immediate family, or certain trusts or partnerships, without payment by the transferee, if reasonable prior notice of the transfer is given to us and the transfer is made according to the terms and conditions specified by the board of directors or us. Any transferee will be subject to the same terms and conditions under the Plan as the participant.

Adjustments.   The number, kind, and price of shares covered by outstanding awards are subject to adjustment by the board of directors in its discretion in the event of stock dividends, splits and combinations, changes in our capital structure, mergers, spin-offs, partial or complete liquidation, and similar events. The board of directors may also make or provide for adjustments in the numbers of shares available under the Plan and available for specific kinds of awards under the Plan as the board of directors may determine appropriate to reflect such a transaction or event.

Change in Control.   A definition of change in control is specifically included in the Plan, the full text of which is attached to this proxy statement as Annex A. Generally, a change in control includes the acquisition by a person of 33% or more of our voting securities, specified changes in the board of directors and specified business combination transactions and similar events. Awards may provide for acceleration of exercisability or early termination of restrictions in the event of a change in control. Additionally, to the extent a grant or award provides for the early lapse of restrictions if a change in control occurs, Management Objectives specified in connection with the grant need not be achieved upon the change in control.

Withholding Taxes.   To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or the other person make arrangements satisfactory to us for payment of the balance of taxes required to be withheld. These arrangements, in the discretion of the board of directors, may include relinquishment of a portion of the benefit. Participants must also make such arrangements as we may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the exercise of option rights. In the discretion of the board of directors, a participant or other person may surrender shares of common stock owned for more than six months to satisfy any resulting tax obligations, provided, however, in no event may we accept shares of common stock for the payment of taxes in excess of required tax withholding rates.

Detrimental Activity.   Any evidence of an award under the Plan may provide that if a participant, either during employment or within a specified period after termination of employment, engages in any detrimental activity, as defined in the Plan, and the board of directors so finds, forthwith upon notice of the board’s finding, the participant must:

•       return to us, in exchange for payment by us of any amount actually paid by the participant for the shares of common stock, all shares of common stock that the participant has not disposed of that were offered under the Plan within a specified period prior to the date of the commencement of the detrimental activity; and

•       with respect to any shares of common stock so acquired that the participant has disposed of, pay to us in cash the difference between:

•        any amount actually paid for the shares of common stock by the participant; and

•        the market value per share of the shares of common stock on the date of the acquisition.

To the extent that these amounts are not paid to us, we may set off these amounts against any amounts that may be owing from time to time by us or one of our subsidiaries to the participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

Generally, a detrimental activity includes competing with our business, soliciting our employees, disclosing of confidential information and other specified conduct detrimental to our business.

Administration and Amendments.   The Plan is to be administered by the board of directors, except that the board of directors has the authority under the Plan to delegate any or all of its powers under the Plan to a committee consisting of not less than two non-employee directors. The board has delegated its authority to its compensation committee. The board of directors’ interpretation of the Plan and related agreements and documents is final and conclusive. The Plan may be amended from time to time by the board of directors, provided that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities that may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders in order to comply with applicable law or the rules of any national securities exchange upon which the shares of common stock are traded or quoted, the amendment will not be effective until such stockholder approval has been obtained.

The board of directors may not, without the further approval of the stockholders, authorize the amendment of any outstanding option right to reduce the option price. Furthermore, no option right may be canceled and replaced with an award having a lower option price without further approval of the stockholders.

Termination.   No grant under the Plan may be made more than ten years after the Plan was initially approved by the stockholders, but all grants made on or before the tenth anniversary will continue in effect after that date subject to the terms of those grants and the Plan. Since the Plan was initially approved on May 21, 2002, no grants may be made after May 21, 2012.

Plan Benefits

It is not possible to determine specific amounts that may be awarded in the future under the Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2007. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options.   In general, (i) no income will be recognized by an option holder at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the option holder in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or capital loss).

Incentive Stock Options.   No income generally will be recognized by an option holder upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the option holder pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of those shares is made by the option holder within two years after the date of grant or within one year after the transfer of those shares to the option holder, then upon sale of those shares, any amount realized in excess of the option price will be taxed to the option holder as a capital gain and any loss sustained will be a capital loss.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the option holder generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of those shares at the time of exercise, or, if less, the amount realized on the disposition of those shares in a sale or exchange, over the option price paid for those shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights.   No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received upon exercise.

Restricted Shares.   The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid by the participant for those restricted shares, at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of those shares, determined without regard to the forfeiture restrictions and restrictions on transfer, over the purchase price, if any, of those restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the forfeiture restrictions and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Deferred Shares.   No income generally will be recognized upon the award of deferred shares. The recipient of a deferred share award generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of common stock on the date that those shares are transferred to the participant under the award, reduced by any amount paid by the participant for the deferred shares.

Performance Shares and Performance Units.   No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

Section 409A of the Internal Revenue Code

Awards under the Plan may, in some cases, result in a deferral of compensation that is subject to the requirements of Section 409A of the Internal Revenue Code. Generally, to the extent these awards are subject to Section 409A, such awards will be subject to immediate taxation in the year they vest and a 20% penalty tax unless the requirements of Section 409A are satisfied. It is the intent of the company that awards under the Plan will be structured and administered in a manner that complies with the requirements of Section 409A.

Tax Consequences to Georgia Gulf or Its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDED AND RESTATED 2002 EQUITY AND PERFORMANCE INCENTIVE PLAN.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to compensation plans under which our equity securities were authorized for issuance to employees as of December 31, 2006:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,946,823	$30.14	757,423
Equity compensation plans not approved by security holders	—	—	—
Total	1,946,823	$30.14	757,423

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

We do not know of any matters, other than those stated above, which are to be brought before the meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at the 2008 annual meeting must be forwarded in writing and received at our principal executive offices no later than December 20, 2007, directed to the attention of the corporate secretary, for consideration for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2008. Moreover, with regard to any proposal by a stockholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at the 2008 annual meeting, if that stockholder fails to notify us in the manner set forth above of its proposal by March 4, 2008, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2008 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2008 annual meeting. Any stockholder proposals must comply in all respects with the rules and regulations of the SEC.

Joel I. Beerman
Vice President, General Counsel and Secretary

April 18, 2007

Annex A

GEORGIA GULF CORPORATION

SECOND AMENDED AND RESTATED 2002 EQUITY AND
PERFORMANCE INCENTIVE PLAN

1.   PURPOSE.   The purpose of this Second Amended and Restated 2002 Equity and Performance Incentive Plan is to attract and retain officers, employees, and directors for Georgia Gulf Corporation, a Delaware corporation, and its Subsidiaries and to motivate such persons to achieve performance objectives related to the Company’s overall goal of increasing shareholder value.

2.   DEFINITIONS.   As used in this Plan:

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

“Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 15 of this Plan, such committee (or subcommittee).

“Business Combination” means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

“Change in Control” shall have the meaning provided in Section 11 of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

“Company” means Georgia Gulf Corporation, a Delaware corporation.

“Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

“Detrimental Activity” means any of the following:

(a)   Any activity as an employee, principal, agent, or consultant for another entity that competes, directly or indirectly, with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct or indirect responsibility during the last five years of his or her employment with the Company or any Subsidiary (or such other period specified in the Evidence of Award), in any territory in which the Company or any Subsidiary manufactures, sells, markets, services, or installs such product, service, system, or business activity (or any portion of such territory or such other territory specified in the Evidence of Award).

(b)   The solicitation of any employee of the Company or any Subsidiary to terminate his or her employment with the Company or such Subsidiary.

(c)   The disclosure to any person not employed by or serving as a director of the Company or a Subsidiary, or the use in other than the Company or a Subsidiary’s business, in each case without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and/or its Subsidiaries, acquired by the Participant either during employment with the Company or any Subsidiary or while acting as a consultant for the Company or any Subsidiary.

(d)   The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate, whether in the United States or in other countries.

(e)   Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

“Director” means a member of the Board of Directors of the Company.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Deferred Shares or other awards made hereunder. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant unless required by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual

Participant or of the Subsidiary, division, department, region, function, or other organizational unit within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations or business units of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified and pre-established levels of or growth in one or more of the following criteria:

(A)     increases in the price of Common Stock;

(B)     market share;

(C)     sales;

(D)     return on equity, assets, capital or sales;

(E)     economic profit;

(F)      total shareholder return;

(G)     costs;

(H)     margins;

(I)       earnings or earnings per share;

(J)      cash flow;

(K)     customer satisfaction;

(L)      pre-tax profit;

(M)    earnings before interest and taxes;

(N)     earnings before interest, taxes, depreciation and amortization;

(O)     debt/capital ratio; and

(P)      any combination of the foregoing.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board shall not make any modification of the Management Objectives or minimum acceptable level or levels of achievement with respect to such Covered Employee.

“Market Value Per Share” means, as of any particular date the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange Composite Index, or, if the Common Stock is not then listed on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is listed or, if not so listed, then on the Nasdaq National Market. If, as of a particular date, the Common Stock is not listed or quoted on any national securities exchange or on the Nasdaq National Market, then the Market Value Per Share of a share of Common Stock as of such date shall be determined according to such criteria as the Board in good faith shall deem appropriate.

“Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.

“Optionee” means the optionee named in an Evidence of Award relating to an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

“Outside Director” means a person who is an “outside director” within the meaning of Section 162(m) of the Code.

“Participant” means a person who has been selected by the Board to receive benefits under this Plan and who is at the time an officer or other full-time employee of the Company or any Subsidiary, or any person who has agreed to commence serving in any of such capacities, within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award under this Plan.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” means this Georgia Gulf Corporation Second Amended and Restated 2002 Equity and Performance Incentive Plan, as amended from time to time.

“Restricted Shares” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

“Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

“Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.   SHARES AVAILABLE UNDER THE PLAN.

(a)   Subject to adjustment as provided in Section 10 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 5,000,000 shares of Common Stock, plus any shares of Common Stock relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)   Shares of Common Stock covered by an award under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein, (A) shares of Common Stock tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above, (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above, (C) shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above and (D) all shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, whether or not all shares of Common Stock covered by the award are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan.

(c)   Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 10 of this Plan, (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 5,000,000 shares of Common Stock and (ii) the aggregate number of shares of Common Stock issued as Restricted Shares, Deferred Shares, Performance Shares or Performance Units shall not exceed 1,400,000 shares of Common Stock.

(d)   Notwithstanding anything in this Section 3 or elsewhere in the plan to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

(i)    no Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 750,000 shares of Common Stock during any period of three years;

(ii)   Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units or any amount of Restricted Shares or Deferred Shares intended to qualify for exemption under Section 162(m) of the Code having an aggregate maximum value as of their respective Dates of Grant in excess of $2,500,000.

4.   OPTION RIGHTS.   The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each Option Right may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a)   Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)   Each grant shall specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c)   Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee for at least six months having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, (iv) or by such other methods as may be approved by the Board.

(d)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)   Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)    Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, or other contingencies (including the satisfaction of Management Objectives), that may be necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other circumstances.

(g)   Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h)   To the extent permitted under Section 409A of the Code, the Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis.

(i)    The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)    No Option Right shall be exercisable more than 10 years from the Date of Grant.

(k)   Any grant of Option Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Rights; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of a Change in Control or other circumstances, the Management Objectives need not be achieved upon the occurrence of such event.

(l)    Each grant of Option Rights shall be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

5.   APPRECIATION RIGHTS.

(a)   The Board may also authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)   Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(i)    Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)   Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)  Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)  Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control or other circumstances.

(v)    Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.

(vi)  Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of a Change in Control or other circumstances, the Management Objectives need not be achieved upon the occurrence of such event.

(vii) Each grant of Appreciation Rights shall be evidenced by an Evidence of Award that shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c)   Any grant of Tandem Appreciation Rights shall provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d)   Regarding Free-Standing Appreciation Rights only:

(i)    Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value Per Share on the Date of Grant;

(ii)   Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)  No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.   RESTRICTED SHARES.   The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a)   Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)   Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale that vests upon the passage of time shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than 6 months to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or other circumstances.

(d)   Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)   Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Shares shall specify that, before termination or early termination of the restrictions applicable to such Restricted Shares, the Board must determine that the Management Objectives have been satisfied; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of a Change in Control or other circumstances, the Management Objectives need not be achieved upon the occurrence of such event.

(f)    Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(g)   Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award that shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

7.   DEFERRED SHARES.   The Board may authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a)   Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Deferral Period as the Board may specify.

(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)   Each such grant or sale shall be subject to a Deferral Period of not less than 1 year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control or other circumstances.

(d)   During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Deferred Shares on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e)   Each grant or sale will specify the time and manner of payment of Deferred Shares that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and either may grant to the Participant or retain in the Board the right to elect among those alternatives.

(f)    Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award that shall contain such terms and provisions, consistent with this Plan, as the Board may approve, including, but not limited to, Management Objectives. Any grant of Deferred Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Deferred Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Deferred Shares shall specify that, before termination or early termination of the restrictions applicable to such Deferred Shares, the Board must determine that the Management Objectives have been satisfied; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of a Change in Control or other circumstances, the Management Objectives need not be achieved upon the occurrence of such event.

8.   PERFORMANCE SHARES AND PERFORMANCE UNITS.   The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a)   Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)   The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time as shall be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of a Change in Control or other circumstances, if the Board shall so determine.

(c)   Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must determine that the Management Objectives have been satisfied; provided, however, that to the extent the grant provides for early lapse of restrictions in the event of a Change in Control or other circumstances, the Management Objectives need not be achieved upon the occurrence of such event.

(d)   Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)   Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)    The Board may provide for the payment of dividend equivalents to the holder of Performance Shares on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g)   Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award containing such other terms and provisions, consistent with this Plan, as the Board may approve.

9.   TRANSFERABILITY.

(a)   No Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

(b)   The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

(c)   Notwithstanding the provisions of Section 9(a), but subject to the prior approval of the Board, Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

10.   ADJUSTMENTS.   The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

11.   CHANGE IN CONTROL.   For purposes of this Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(a)   The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of the Voting Power of the Company; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 11.

(b)   A change in a majority of the members of the Board occurs:  (i) within one year following the public announcement of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) or the filing of a Schedule 13D or other public announcement indicating that a Person intends to effect a change in control of the Company, (ii) as a result of the exercise of contractual rights, or (iii) as a result of a majority of the members of the Board having been proposed, designated or nominated by a Person (other than the Company through the Board or a committee of the Board).

(c)   Consummation of a Business Combination unless, following such Business Combination, (i) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination or any Subsidiary of either of them) beneficially owns, directly or indirectly, 33% or more of the Voting Power of the entity resulting from such Business Combination, and (ii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(e)   Such other event as the Board may determine by express resolution to constitute a Change in Control for purposes of this Plan.

12.   FRACTIONAL SHARES.   The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

13.   WITHHOLDING TAXES.   To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the exercise of Option Rights. In the discretion of the Committee, a Participant or such other person may surrender Common Stock owned for more than 6 months to satisfy any tax obligations resulting from any such transaction; provided, however, that in no event shall the Company accept Common Stock for payment of taxes in excess of required tax withholding rates.

14.   FOREIGN EMPLOYEES.   In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of

America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

15.   ADMINISTRATION OF THE PLAN.

(a)   This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting solely of not less than two Non-Employee Directors appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee. The grant of awards under this Plan may be intended to qualify as performance-based compensation under Section 162(m) of the Code, and the administration thereof and any determinations to be made in connection therewith, shall be carried out only by a committee of the Board (or subcommittee thereof) consisting solely of not less than two Outside Directors appointed by the Board. Such committee shall grant or award such options, rights or other awards in a manner consistent with the rules governing performance-based compensation under Section 162(m) of the Code.

(b)   The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

16.   COMPLIANCE WITH SECTION 409A OF THE CODE.

(a)   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)   Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant the earliest of (i) the Participant’s “separation from service” with the

Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death

17.   COMPANY’S RIGHTS UPON OCCURRENCE OF DETRIMENTAL ACTIVITY.   Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a)   Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all shares of Common Stock that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

(b)   With respect to any shares of Common Stock so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)    Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)   The Market Value Per Share of the shares of Common Stock on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

18.   GOVERNING LAW.   This Plan and all awards granted and actions taken hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Georgia.

19.   AMENDMENTS, ETC.

(a)   The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, such amendment shall be subject to stockholder approval and shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without stockholder approval.

(b)   The Board shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with an award having a lower Option Price without further approval of the stockholders of the Company. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 10 of this Plan.

(c)   The Board also may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d)   The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(e)   If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 9(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(f)    Subject to Section 19(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 10 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

(g)   This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Prior to exercise of any Option Right, and prior to exercise, payment or delivery pursuant to any other award, the Participant may be required, at the Company’s request, to certify in a manner reasonably acceptable to the Company that the Participant has not engaged in, and has no present intention to engage in the future in, any Detrimental Activity.

(h)   To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

20.   TERMINATION.   No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

GGCCM-PS-07

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	MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6					000004		000000000.000000 ext 000000000.000000 ext 000000000.000000 ext		000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.					☒			• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card								123456	C0123456789		12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOMPORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR all the nominees listed to serve for three years and FOR Proposals 2 & 3

1.	Election of Directors:	For	Withhold				For	Withhold		For	Withhold

01 - Jerry R. Satrum		☐	☐		02 - Edward A. Schmitt		☐	☐	03 - Yoshi Kawashima	☐	☐

				For	Against	Abstain				For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP to serve as independent registered public accounting firm for Georgia Gulf for the year ending December 31, 2007.			☐	☐	☐	3.	Approval and adoption of the Second Amended and Restated 2002 Equity and Performance Incentive Plan.		☐	☐	☐

Non-Voting Items
Change of Address — Please print new address below.							Comments — Please print your comments below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.				Signature 1 — Please keep signature within the box.					Signature 2 — Please keep signature within the box.

/		/

				C 1234567890			J N T		MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
				3 2 B V			0 1 3 4 2 5 1		MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>	OOOPKC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Georgia Gulf Corporation

Proxy for Annual Meeting of Stockholders — May 15, 2007

This Proxy is Solicited by the Board of Directors

The undersigned hereby appoints Edward A. Schmitt and Joel I. Beerman, or either of them, with full power of substitution as proxyholders to represent and to vote, as designated hereon, the common stock of the undersigned at the annual meeting of stockholders of Georgia Gulf to be held on May 15, 2007 and any adjournment thereof.

If the undersigned has voting rights to shares of Company common stock under the ESOP Stock Plan in the Georgia Gulf Corporation Savings and Capital Growth Plan, the undersigned hereby directs the Trustee to vote shares equal to the number of shares allocated to the undersigned’s account under the applicable plans with the instructions given herein. Shares to which the trustee does not receive instructions by 12:00 p.m. Eastern Time, Thursday, May 10, 2007, will be voted by the trustee in the same proportion as the shares for which valid instructions are received from other participants in the applicable plans.

The shares represented by this proxy card will be voted as directed on the front. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.